Exhibit 4(a)

                                    INDENTURE

                            Dated as of May 29, 1996

                                      Among

                         OWENS & MINOR, INC., as Issuer,

                          OWENS & MINOR MEDICAL, INC.,

                      NATIONAL MEDICAL SUPPLY CORPORATION,

                            OWENS & MINOR WEST, INC.,

                          KOLEY'S MEDICAL SUPPLY, INC.,

                         LYONS PHYSICIAN SUPPLY COMPANY,

                                A. KUHLMAN & CO.,

                              STUART MEDICAL, INC.,

                                 as Guarantors,

                                       and

                            CRESTAR BANK, as Trustee

                                -----------------


                                  $150,000,000

                   10 7/8% Senior Subordinated Notes due 2006

                              CROSS-REFERENCE TABLE

                                                          Indenture
Trust Indenture Act Section                                Section

ss.310(a)(1)...............................................  7.10
         (a)(2)............................................  7.10
         (a)(3)............................................  N.A.
         (a)(4)............................................  N.A.
         (a)(5)............................................  N.A.
         (b)...............................................  7.08; 7.10; 13.02
         (c)...............................................  N.A.
ss. 311(a).................................................  7.11
         (b)...............................................  7.11
         (c)...............................................  N.A.

ss.312(a)..................................................   2.05
         (b)...............................................  13.03
         (c)...............................................  13.03
ss.313(a)..................................................   7.06
         (b)(1)............................................  N.A.
         (b)(2)............................................  7.06
         (c)...............................................  7.06; 13.02
         (d)...............................................  7.06
ss.314(a)..................................................  4.11; 4.12; 13.02
         (b)...............................................  N.A.
         (c)(1)............................................  13.04
         (c)(2)............................................  13.04
         (c)(3)............................................  N.A.
         (d)...............................................  N.A.
         (e)...............................................  13.05
         (f)...............................................  N.A.
ss.315(a)..................................................   7.01(b)
         (b)...............................................  7.05; 13.02
         (c)...............................................  7.01(a)
         (d)...............................................  7.01(c)
         (e)...............................................  6.11
ss.316(a)(last sentence)...................................   2.09
         (a)(1)(A).........................................  6.05
         (a)(1)(B).........................................  6.04
         (a)(2)............................................  N.A.
         (b)...............................................  6.07
         (c)...............................................  10.04
ss.317(a)(1)...............................................   6.08
         (a)(2)............................................  6.09
         (b)...............................................  2.04
ss.318(a)..................................................   13.01
- --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions...................................    1
SECTION 1.02.              Other Definitions.............................   21
SECTION 1.03.              Incorporation by Reference of Trust
                              Indenture Act..............................   21
SECTION 1.04.              Rules of Construction.........................   22

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.              Form and Dating...............................   22
SECTION 2.02.              Execution and Authentication..................   23
SECTION 2.03.              Registrar and Paying Agent....................   23
SECTION 2.04.              Paying Agent To Hold Money in Trust...........   24
SECTION 2.05.              Securityholder Lists..........................   24
SECTION 2.06.              Transfer and Exchange.........................   25
SECTION 2.07.              Replacement Securities........................   25
SECTION 2.08.              Outstanding Securities........................   26
SECTION 2.09.              Treasury Securities...........................   26
SECTION 2.10.              Temporary Securities..........................   26
SECTION 2.11.              Cancellation..................................   27
SECTION 2.12.              Defaulted Interest............................   27

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.              Notices to Trustee............................   27
SECTION 3.02.              Selection of Securities To Be Redeemed........   28
SECTION 3.03.              Notice of Redemption..........................   28
SECTION 3.04.              Effect of Notice of Redemption................   29
SECTION 3.05.              Deposit of Redemption Price...................   29
SECTION 3.06.              Securities Redeemed in Part...................   30


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.              Payment of Securities.........................   30
SECTION 4.02.              Maintenance of Office or Agency...............   30
SECTION 4.03.              Limitation on Transactions with
                              Affiliates and Related Persons.............   31
SECTION 4.04.              Limitation on Indebtedness....................   32


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


                                                                           Page

SECTION 4.05.              Limitation on Certain Asset Dispositions......   34
SECTION 4.06.              Limitation on Restricted Payments.............   37
SECTION 4.07.              Corporate Existence...........................   40
SECTION 4.08.              Payment of Taxes and Other Claims.............   40
SECTION 4.09.              Notice of Defaults............................   41
SECTION 4.10.              Maintenance of Properties.....................   41
SECTION 4.11.              Compliance Certificate........................   41
SECTION 4.12.              Provision of Financial Information............   42
SECTION 4.13.              Waiver of Stay, Extension or Usury Laws.......   42
SECTION 4.14.              Change of Control.............................   43
SECTION 4.15.              Limitation on Senior Subordinated
                              Indebtedness...............................   44
SECTION 4.16.              Limitations Concerning Distribu- tions

                              and Transfers by Sub- sidiaries............   44
SECTION 4.17.              Limitation on Issuance and Sale of Capital

                              Stock of Subsidiaries......................   46
SECTION 4.18.              Limitation on Liens...........................   46

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.              Restriction on Mergers, Consolidations and

                              Certain Sales of Assets....................   48
SECTION 5.02.              Successor Corporation Substituted.............   49

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.              Events of Default.............................   49
SECTION 6.02.              Acceleration..................................   52
SECTION 6.03.              Other Remedies................................   52
SECTION 6.04.              Waiver of Past Default........................   53
SECTION 6.05.              Control by Majority...........................   53
SECTION 6.06.              Limitation on Suits...........................   54
SECTION 6.07.              Rights of Holders To Receive Payment..........   55
SECTION 6.08.              Collection Suit by Trustee....................   55
SECTION 6.09.              Trustee May File Proofs of Claim..............   55
SECTION 6.10.              Priorities....................................   56
SECTION 6.11.              Undertaking for Costs.........................   56

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.              Duties of Trustee.............................   57
SECTION 7.02.              Rights of Trustee.............................   58
SECTION 7.03.              Individual Rights of Trustee..................   59

                                                                           Page

SECTION 7.04.              Trustee's Disclaimer..........................   59
SECTION 7.05.              Notice of Defaults............................   60
SECTION 7.06.              Reports by Trustee to Holders.................   60
SECTION 7.07.              Compensation and Indemnity....................   60
SECTION 7.08.              Replacement of Trustee........................   62
SECTION 7.09.              Successor Trustee by Merger, etc..............   63
SECTION 7.10.              Eligibility; Disqualification.................   63
SECTION 7.11.              Preferential Collection of Claims Against
                              Company....................................   63

                                  ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES

SECTION 8.01.              Securities Subordinated to Senior

                              Indebtedness...............................   64
SECTION 8.02.              No Payment on Securities in Certain

                              Circumstances..............................   64
SECTION 8.03.              Payment Over of Proceeds upon

                              Dissolution, etc...........................   66
SECTION 8.04.              Subrogation...................................   68
SECTION 8.05.              Obligations of Company Unconditional..........   68
SECTION 8.06.              Notice to Trustee.............................   69
SECTION 8.07.              Reliance on Judicial Order or Certificate
                              of Liquidating Agent.......................   70
SECTION 8.08.              Trustee's Relation to Senior

                              Indebtedness...............................   70
SECTION 8.09.              Subordination Rights Not Impaired by
                              Acts or Omissions of the Company or

                              Holders of Senior Indebtedness.............   71
SECTION 8.10.              Securityholders Authorize Trustee To

                              Effectuate Subordination of Securities.....   71
SECTION 8.11.              This Article Not To Prevent Events of

                              Default....................................   72
SECTION 8.12.              Trustee's Compensation Not Prejudiced.........   72
SECTION 8.13.              No Waiver of Subordination Provisions.........   72
SECTION 8.14.              Subordination Provisions Not Applicable to
                              Money Held in Trust for Securityholders;
                              Payments May Be Paid Prior to

                              Dissolution................................   72
SECTION 8.15.              Acceleration of Securities....................   73

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.              Termination of Company's Obligations..........   73
SECTION 9.02.              Application of Trust Money....................   75
SECTION 9.03.              Repayment to Company..........................   75

                                                                           Page

SECTION 9.04.              Reinstatement.................................   76

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.             Without Consent of Holders....................   76
SECTION 10.02.             With Consent of Holders.......................   77
SECTION 10.03.             Compliance with Trust Indenture Act...........   79
SECTION 10.04.             Revocation and Effect of Consents.............   79
SECTION 10.05.             Notation on or Exchange of Securities.........   80
SECTION 10.06.             Trustee To Sign Amendments, etc...............   80


                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01.             Unconditional Guarantee.......................   81
SECTION 11.02.             Severability..................................   82
SECTION 11.03.             Release of a Guarantor........................   82
SECTION 11.04.             Limitation of Guarantor's Liability...........   82
SECTION 11.05.             Contribution..................................   83
SECTION 11.06.             Execution of Guarantee........................   83
SECTION 11.07.             Additional Guarantors.........................   84
SECTION 11.08.             Subordination of Subrogation and Other
                              Rights.....................................   84

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.             Guarantee Obligations Subordinated to

                              Guarantor Senior Debt......................   85
SECTION 12.02.             No Payment on Guarantees in Certain

                              Circumstances..............................   85
SECTION 12.03.             Payment Over of Proceeds upon Dissolution,

                              etc........................................   87
SECTION 12.04.             Subrogation...................................   89
SECTION 12.05.             Obligations of Guarantors Unconditional.......   89
SECTION 12.06.             Notice to Trustee.............................   90
SECTION 12.07.             Reliance on Judicial Order or Certificate
                              of Liquidating Agent.......................   91
SECTION 12.08.             Trustee's Relation to Guarantor Senior

                              Indebtedness...............................   92
SECTION 12.09.             Subordination Rights Not Impaired by Acts
                              or Omissions of the Guarantors or Holders

                              of Guarantor Senior Indebtedness...........   92
SECTION 12.10.             Securityholders Authorize Trustee To

                                                                           Page

                              Effectuate Subordination of Guarantee......   92
SECTION 12.11.             This Article Not To Prevent Events of

                              Default....................................   93
SECTION 12.12.             Trustee's Compensation Not Prejudiced.........   93
SECTION 12.13.             No Waiver of Guarantee Subordination
                              Provisions.................................   93
SECTION 12.14.             Payments May Be Paid Prior to

                              Dissolution................................   94

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.             Trust Indenture Act Controls..................   94
SECTION 13.02.             Notices.......................................   94
SECTION 13.03.             Communications by Holders with Other
                              Holders....................................   96
SECTION 13.04.             Certificate and Opinion as to Conditions

                              Precedent..................................   96
SECTION 13.05.             Statements Required in Certificate or

                              Opinion....................................   96
SECTION 13.06.             Rules by Trustee, Paying Agent,

                              Registrar..................................   97
SECTION 13.07.             Governing Law.................................   97
SECTION 13.08.             No Recourse Against Others....................   97
SECTION 13.09.             Successors....................................   97
SECTION 13.10.             Counterpart Originals.........................   97
SECTION 13.11.             Severability..................................   98
SECTION 13.12.             No Adverse Interpretation of Other
                              Agreements.................................   98
SECTION 13.13.             Legal Holidays................................   98

SIGNATURES...............................................................   99

EXHIBIT A - Form of Security.............................................  A-1

- --------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of May 29, 1996, among OWENS & MINOR, INC., a Virginia corporation (the "Company"), OWENS & MINOR MEDICAL, INC., a Virginia corporation, NATIONAL MEDICAL SUPPLY CORPORATION, a Delaware corporation, OWENS & MINOR WEST, INC., a California corporation, KOLEY'S MEDICAL SUPPLY, INC., a Nebraska corporation, LYONS PHYSICIAN SUPPLY COMPANY, an Ohio corporation, A. KUHLMAN & CO., a Michigan corporation, STUART MEDICAL, INC., a Pennsylvania corporation, and CRESTAR BANK, as trustee.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 7/8% Senior Subordinated Notes due
2006:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

                  "Asset   Disposition"  means  any  sale,   transfer  or  other
disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary), (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $250,000 individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.18, (f) any Restricted Payment permitted by Section 4.06, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any of its Subsidiaries' business or (h) any Qualified Securitization Transaction.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by
(ii) the sum of all such principal or liquidation value payments.

                  "Board of Directors" means the Board of Directors of the Company or any Guarantor, as the case may be, or any authorized committee of that Board.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

                  "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

                  "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus (E) Consolidated Interest Expense of such Person to the extent included in clause

(ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Rule 11-02 of Regulation S-X under the Securities Act of 1933 or any successor provision.

                  "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person for such period calculated on a consolidated basis in accordance with GAAP, plus discount on receivables sold or other discount related to any receivables securitization transaction (including any Qualified Securitization Transaction).

                  "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) the net income of any Person that is not a Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period,
(d) gains or losses on Asset  Dispositions  by such Person or its  Subsidiaries,
(e) all extraordinary gains and extraordinary losses determined in accordance with GAAP and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

                  "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

                  "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

                  "Designated Senior Indebtedness" means (i) so long as the Senior Credit Facility is outstanding, the Senior Indebtedness incurred under the Senior Credit Facility and (ii) thereafter, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $15 million which has been designated as Designated Senior Indebtedness by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

                  "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Securities.

                  "Eligible Accounts Receivable" means the face value of all "eligible receivables" of the Company and its Subsidiaries party to any credit agreement constituting the Senior Credit Facility (as such term is defined for purposes of such credit agreement).

                  "Eligible Inventory" means the face value of all "eligible inventory" of the Company and its Subsidiaries party to any credit agreement constituting the Senior Credit Facility (as such term is defined for purposes of such credit agreement).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

                  "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Guarantee" means the guarantee of the Securities by each Guarantor under this Indenture.

                  "Guarantor  Senior  Indebtedness"  means,  with respect to any
Guarantor, at any date, (i) the maximum amount of all Indebtedness of such Guarantor under the Senior Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses (without regard to any limitation set forth in the terms thereof and whether or not such Indebtedness is invalidated or set aside or otherwise legally unenforceable, unless due to willful misconduct or bad faith on the part of the lenders under the Senior Credit Facility or their agent), (ii) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for borrowed money is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for borrowed money is not senior or superior in right of payment to the Guarantee of such Guarantor, and all renewals, extensions, modifications, amendments or refinancings thereof and (iii) all interest on any Indebtedness referred to in clauses (i) and (ii) during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Guarantor (without regard, with respect to the Senior Credit Facility, to any limitation set forth in the terms thereof and other than, with respect to the Senior Credit Facility, due to the legal invalidity thereof, unless due to the willful misconduct or bad faith on the part of the lenders under the Senior Credit Facility or their agent); provided, however, that no Indebtedness of such Guarantor shall be deemed to be subordinated or junior in right of payment or otherwise to any other Indebtedness of such Guarantor solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Guarantees, (c) any Indebtedness of such Guarantor to any of its Subsidiaries, (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to such Guarantor, and (e) any Indebtedness or other obligation of such Guarantor pursuant to or in connection with any

Qualified Securitization Transaction (whether entered into before or after the Issue Date).

                  "Guarantors" means (i) each of Owens & Minor Medical, Inc., a Virginia corporation; National Medical Supply Corporation, a Delaware corporation; Owens & Minor West, Inc., a California corporation; Koley's Medical Supply, Inc., a Nebraska corporation; Lyons Physician Supply Company, an Ohio corporation; A. Kuhlman & Co., a Michigan corporation; and Stuart Medical, Inc., a Pennsylvania corporation; and (ii) each Material Subsidiary (other than a Securitization Subsidiary), whether formed or acquired after the Issue Date; provided, however, that any Material Subsidiary acquired after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument in existence at the time such Material Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to become a Guarantor so long as any such restriction is in existence and to the extent of any such restriction.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Subsidiary of the Company or merges into or consolidates with the Company or any of its Subsidiaries.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include (A) obligations of the Company or its Subsidiaries in respect of loans against life insurance policies of which any of them is the owner not in excess of the aggregate cash values thereof, (B) guarantees entered into prior to the Issue Date by the Company or its Subsidiaries in respect of Indebtedness of their customers in an aggregate amount of not more than $1 million or (C) the obligations of the Company or its Subsidiaries in respect of any Qualified Securitization Transaction.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Securitization" means the transactions entered into in connection with the Amended and Restated Receivables Purchase Agreement dated as of May 28, 1996, among O&M Funding Corp., the Company, Receivables Capital Corporation and Bank of America National Trust and Savings Association, as further amended, restated, supplemented or otherwise modified from time to time.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital

Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

                  "Issue Date" means the original issue date of the Securities, May 29, 1996.

                  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Material Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the SEC.

                  "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of Section 4.05(a)(iii)) and (v) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

                  "O&M Funding Corp." means O&M Funding Corp., a Virginia corporation, and its successors.

                  "Obligations"   means  any  principal,   premiums,   interest,
penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

         (2)      the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

         (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to

                  Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its

                  Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                  "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the
Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United

States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Subsidiary of the Company; (vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii)endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix)any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture; (x)Investments received as consideration for an Asset Disposition in compliance with the provisions of
Section 4.05; (xi)Investments for which the sole consideration provided is Capital Stock of the Company (other than Disqualified Stock); (xii)loans and advances to employees made in the ordinary course of business; (xiii) Investments outstanding on the Issue Date and (xiv) Investments made in any Securitization Subsidiary or Special Purpose Vehicle in connection with and required pursuant to the terms of any Qualified Securitization Transaction.

                  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Qualified Securitization Transaction" means the Initial Securitization and any other transaction or series of transactions that has been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to
(i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables and Receivables Related Assets or interests therein secured by the merchandise or services financed thereby (whether such Receivables and Receivables Related Assets are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, all collections received (including recoveries) and proceeds of such Receivables and Receivables Related Assets, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Receivables" means any right of payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising in connection with the sale, lease or financing by the Company or any Subsidiary of the Company of merchandise or rendering of services, and monies due thereunder.

                  "Receivables Related Assets" means (i) any rights arising under the documentation governing or relating to Receivables

(including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such Qualified Securitization Transaction and (v) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

                  "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the 10 7/8% Senior Subordinated Notes due 2006, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

                  "Securitization Subsidiary" means O&M Funding Corp. and any other Wholly Owned Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary provided that with respect to O&M Funding Corp. or any such other Wholly Owned Subsidiary (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of any such Subsidiary (i) is guaranteed by the Company or any other Subsidiary of the Company other than pursuant to Standard Securitization
Obligations, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization

Obligations or (iii) subjects the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Obligations, (b) neither the Company nor any other Subsidiary of the Company (i) provides any credit support to or (ii) has any material contract, agreement, arrangement or understanding no less favorable to the Company or such Subsidiary than could be obtained from an unrelated person (other than, in the case of subclauses (i) and (ii) of this clause (b), entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) with any such Subsidiary and (c) neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the financial condition of any such Subsidiary or to cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company (other than with respect to O&M Funding Corp.) shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

                  "Senior Credit Facility" means the Credit Agreement, dated as of May 24, 1996, among the Company as borrower thereunder, any Subsidiaries of the Company as guarantors thereunder and NationsBank, N.A., as agent on behalf of itself and the other lenders named therein, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditors, group of lenders or group of creditors and including related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

                  "Senior Indebtedness" means, at any date, (i) all Indebtedness of the Company under the Senior Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses, (ii) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof and
(iii) all interest on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other
Indebtedness of the Company; provided, however, that no Indebtedness of the Company shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of the Company solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) any Indebtedness of the Company to any Subsidiary of the Company, (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to the Company, and (e) any Indebtedness or other obligation of the Company pursuant to or in connection with any Qualified Securitization Transaction (whether entered into before or after the Issue Date).

                  "Special Purpose Vehicle" means a trust, partnership or other entity established by the Company or its Subsidiaries to implement a Qualified Securitization Transaction.

                  "Standard Securitization Obligations" means representations, warranties, covenants and indemnities (including those related to servicing) entered into by the Company or any Subsidiary which are reasonably customary in Qualified Securitization Transactions.

                  "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof; provided, however, that any Special Purpose Vehicle shall not be a Subsidiary of the Company for purposes of this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.              Other Definitions.

                           Term                            Defined in Section
                           ----                            ------------------
         "Bankruptcy Law"                                           6.01
         "Change of Control"                                        4.14
         "Custodian"                                                6.01
         "Event of Default"                                         6.01
         "Funding Guarantor"                                       11.05
         "Guarantor Blockage Period"                               12.02(a)
         "Guarantor Payment Blockage Notice"                       12.02(a)
         "Paying Agent"                                             2.03
         "Payment Blockage Notice"                                  8.02(a)
         "Payment Blockage Period"                                  8.02(a)
         "Registrar"                                                2.03
         "Required Filing Date                                      4.12
         "Subordinated Reorganization Securities"                   8.03(c)

         "United States Government Obligation"                      9.01

SECTION 1.03.              Incorporation by Reference of Trust

                           Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.              Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.              Form and Dating.

                  The   Securities   and   the   Trustee's    certificates    of
authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.              Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $150,000,000, upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in
Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities other than upon original issuance. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of
Section 7.07. Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate as provided in Section 7.03.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.              Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar or Paying Agent.

SECTION 2.04.              Paying Agent To Hold Money in Trust.

                  The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.              Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.              Transfer and Exchange.

                  When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Company may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to an Offer to Purchase or Section 2.10, 3.06 or 10.05, in which event the Company shall be responsible for the payment of such taxes).

SECTION 2.07.              Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the

Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08.              Outstanding Securities.

                  Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as provided in paragraph 5(b) of the Securities, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.              Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or any of their respective
Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

                  The Trustee may require an Officers' Certificate listing securities owned by the Company, any Guarantor or any of their respective Affiliates.

SECTION 2.10.              Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.              Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, or reissue or resell, Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to destroy cancelled Securities.

SECTION 2.12.              Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.              Notices to Trustee.

                  If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give the notice provided for in this Section
3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.              Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair and in such a manner as to comply with any applicable requirements of the New York Stock Exchange. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.              Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the CUSIP number;

                  (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                  (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.              Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05.              Deposit of Redemption Price.

                  At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.              Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.              Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.02.              Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates Harris Trust Co., 77 Water Street, 5th Floor, New York, New York 10005 as one such office or agency of the Company.

SECTION 4.03.              Limitation on Transactions with

                           Affiliates and Related Persons.

                  The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction with an Affiliate or Related Person of the Company (other than the Company or a Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $500,000 unless (i) a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that such transaction is in the best interests of the Company or such Subsidiary, as the case may be; and (ii) such transaction is, in the opinion of a majority of the disinterested directors of the Board of Directors of the Company evidenced by a resolution of such Board of Directors filed with the Trustee, on terms no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person.

                  The provisions of this Section 4.03 shall not apply to (i) any Qualified Securitization Transaction, (ii) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business,
(iii) transactions permitted by the provisions of Section 4.06, (iv) the payment of reasonable fees to directors of the Company or its Subsidiaries and (v) Investments in employees in the ordinary course of business.

SECTION 4.04.              Limitation on Indebtedness.

                  The Company will not, and will not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness, except: (i) Indebtedness of the Company or its Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness, calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 2.00 to 1.00 if such Indebtedness is Incurred on or before December 31, 1997 and 2.25 to 1.00 if such Indebtedness is Incurred after December 31, 1997; (ii) Indebtedness of the Company, and guarantees of such Indebtedness by any Guarantor, Incurred under the Senior Credit Facility in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $225 million or (y) the sum of (A) 85% of Eligible Accounts Receivable and (B) 50% of Eligible Inventory; (iii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary) or Indebtedness owed by a Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary); provided, however, that upon either (I) the transfer or other disposition by such Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary) or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary), the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iv) Indebtedness of the Company or its Subsidiaries under any interest rate or currency swap agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture and any interest rate swap agreement entered into in connection with any Qualified Securitization Transaction; (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date and Indebtedness Incurred under the prior clause (i) above or the Securities; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrued amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary incurred in connection therewith and (II)(A) in the case of any refunding of Indebtedness that is pari passu with the Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Securities and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Securities, such refunding Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the Holders than those contained in the Indebtedness being refunded, (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14 and (C) any Indebtedness Incurred to refund any other Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company; (vi) Indebtedness of the Company or its Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (v) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vi), has an aggregate principal amount not in excess of $15 million at any time outstanding; and (vii) Indebtedness of the Company under the Securities and Indebtedness of the Guarantors under the Guarantees.

                  Notwithstanding anything in this Indenture to the contrary, the consummation of any Qualified Securitization Transaction shall not be deemed to be the Incurrence of Indebtedness by the Company or by any Subsidiary of the Company.

SECTION 4.05.              Limitation on Certain Asset Dispositions.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make one or more Asset

Dispositions for aggregate consideration of, or in respect of assets having an aggregate fair market value of, $5 million or more in any 12-month period, unless: (i) the Company or the Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Securities) of the Company or such Subsidiary or other obligations relating to such assets (and release of the Company or such Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Company or any Person that is a Subsidiary of the Company immediately prior to such investment); provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Subsidiary of the Company (other than a Securitization Subsidiary)), are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, either to (A) the permanent reduction and prepayment of any Senior Indebtedness then outstanding (including a permanent reduction of commitments in respect thereof) or (B) the permanent reduction and repayment of any Guarantor Senior Indebtedness then outstanding of any Subsidiary of the Company (including a permanent reduction of commitments in respect thereof). Any Net Available Proceeds from any Asset Disposition that is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Company shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in subclauses (A) or (B) of clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Securities at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $5 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph).

                  If any Indebtedness of the Company ranking pari passu with the
Securities requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Securities in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. The Company shall make a further Offer to Purchase Securities in an amount equal to any such Net Available Proceeds not utilized to actually prepay such other Indebtedness at a purchase price in cash equal to 100% of the principal amount of the Securities plus accrued interest to the Purchase Date if the amount not so utilized equals or exceeds $5 million.

                  Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section shall be reset to zero, subject to any subsequent Asset Disposition.

                  In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or a Default.

                  (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 4.05(a) not more than 365 days after consummation of the Asset Disposition resulting in the Offer to Purchase; provided, however, that the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the first two sentences of Section 4.05(a) equal to or in excess of $5 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the first two sentences of Section 4.05(a), and not just the amount in excess of $5 million, shall be applied as required pursuant to the first paragraph of Section 4.05(a)). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration of the Offer among tendering Holders if the aggregate amount of Securities tendered exceeds the Net Available Proceeds.

                  (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 4.05, the Company shall deliver to the Trustee an Officers' Certificate as to the Purchase Amount.

                  On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof validly tendered pursuant to this Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (d) Notwithstanding the foregoing, this Section 4.05 shall not apply to any Asset Disposition consummated in compliance with the provisions of Section 5.01.

SECTION 4.06.              Limitation on Restricted Payments.

                  The  Company  will  not,  and  will  not  permit  any  of  its
Subsidiaries to, directly or indirectly, (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), or
(y) in the case of any Subsidiary of the Company, dividends or distributions payable to the Company or a Subsidiary of the Company (other than a Securitization Subsidiary), (ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Subsidiary of the Company (other than a Securitization Subsidiary), (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a Wholly Owned Subsidiary of the Company, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Securities (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof: (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which financial statements are available; plus (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) that has been converted into or exchanged for Capital Stock of the Company which Indebtedness was Incurred after the Issue Date; plus
(c) in the case of the disposition or repayment of any Investment constituting a

Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; provided, however, that at the time any such Investment is made the Company delivers to the Trustee a resolution of its Board of Directors to the effect that, for purposes of this Section 4.06, such Investment constitutes a Restricted Payment made after the Issue Date; plus (d) $4 million.

                  The foregoing provision will not be violated by (i) any dividend on any class of Capital Stock of the Company or any Subsidiary of the Company paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to clause (v) of Section 4.04, (iii) the exchange or conversion of any Indebtedness of the Company or any Subsidiary of the Company (other than a Securitization Subsidiary) for or into Capital Stock of the Company (other than Disqualified Stock of the Company), (iv) any payments, loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment, (v) the redemption of the Company's rights issued pursuant to the Amended and Restated Rights Agreement dated as of May 10, 1994, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, in an amount per right issued thereunder not to exceed that in effect on the Issue Date, (vi) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (vii) so long as no Default or Event of Default has occurred and is continuing, additional Investments constituting Restricted Payments in Persons or entities in the same line of business as the Company as of the Issue Date in an aggregate outstanding amount (valued at the cost thereof) not to exceed at any time $4 million, (viii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph or (ix) so long as no Default or Event of Default has occurred and is continuing, the payment of cash dividends on (A) the Company's 4 1/2% Series B Cumulative Preferred Stock outstanding on the Issue Date in accordance with the terms of the Articles of Incorporation of the Company as in effect on the Issue Date and (B) the Company's Common Stock not to exceed $1.5 million in any fiscal quarter of the Company plus 4.5 cents per quarter per share of Common Stock of the Company issued on conversion of the outstanding shares of the Company's 4 1/2% Series B Cumulative Preferred Stock (which amount per share shall be adjusted periodically (including as adjusted) upon any change after the Issue Date in the number of shares of Common Stock issuable upon conversion of the 4 1/2% Series B Cumulative Preferred Stock by multiplying the amount thereof by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion of one share of the 4 1/2% Series B Cumulative Preferred Stock as of the Issue Date and the denominator of which shall be the number of shares of Common Stock issuable upon conversion of one share of the 4 1/2% Series B Cumulative Preferred Stock as of such date of adjustment). Each Restricted Payment described in clauses (i), (iii), (iv), (v), (vii) and (ix) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

SECTION 4.07.              Corporate Existence.

                  Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries (other than a Securitization Subsidiary) in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries (other than a Securitization Subsidiary); provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole,  and that the  loss  thereof  is not,  and  will not be,  adverse  in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more wholly-owned Subsidiaries of the Company with or into another wholly-owned Subsidiary of the Company or another Person, if the surviving Person is a wholly-owned Subsidiary of the Company (other than a Securitization Subsidiary) organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.              Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.              Notice of Defaults.

                  (1) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.              Maintenance of Properties.

                  The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.              Compliance Certificate.

                  The Company shall deliver to the Trustee within 55 days after the end of each of the first three fiscal quarters of the Company and within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this
Section 4.11 shall be for the fiscal quarter ending September 30, 1996.

SECTION 4.12.              Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company will also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, the filing of such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Company will also comply with ss. 314(a) of the TIA.

SECTION 4.13.              Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.              Change of Control.

                  (a) The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

                  (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accept for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (c) A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by this Indenture) after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 35% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company which is a Guarantor (other than a Securitization Subsidiary)); (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                  In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.15.              Limitation on Senior Subordinated Indebtedness.

                  The Company shall not (i) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness and (ii) permit any Guarantor to and no Guarantor will directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness.

SECTION 4.16.              Limitations Concerning Distributions
                           and Transfers by Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Subsidiary of the Company, (ii) make loans or advances to the Company or any Subsidiary of the Company or guarantee any Indebtedness of the Company or any of its Subsidiaries or (iii) transfer any of its property or assets to the Company or any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date (including pursuant to the Senior Credit Facility and agreements entered into in connection therewith) as any such agreement is in effect on such date, (b) any agreement relating to any Indebtedness Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Subsidiaries other than such Subsidiary, (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Subsidiary or assets, (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (e) this Indenture, (f) applicable law, (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Subsidiary of the Company, (h) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction; provided, however, that any such encumbrance or restriction applies only to such Securitization Subsidiary, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.16 or (j) restrictions of the type referred to in clause (iii) of this Section 4.16 contained in security agreements securing Indebtedness of a Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with Section 4.18 and restrict the transfer of property subject to such agreements.

SECTION 4.17.              Limitation on Issuance and Sale
                           of Capital Stock of Subsidiaries.

                  The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary)), except that the Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary to any Person, subject to complying with the provisions of Section 4.05 and (b) will not permit any Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary).

SECTION 4.18.              Limitation on Liens.

                  The Company will not, and will not permit any of its Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or any Subsidiary of the Company owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary, including Indebtedness which is subordinate in right of payment to the Securities; provided, however, that Liens securing the Securities and any Indebtedness pari passu with the Securities are senior to such Liens securing such subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Securities or the Guarantees, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured. The foregoing restrictions shall not apply to (i) Liens securing Senior Indebtedness of the Company or Guarantor Senior Indebtedness; (ii) Liens securing only the Securities; (iii) Liens in favor of the Company; (iv) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Company or its Subsidiary within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such
Indebtedness is permitted by Section 4.04; (v) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vi) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company (and not created in anticipation or contemplation thereof); (vii) Liens on property of the Company or any Subsidiary of the Company in favor of the United States of America, any state thereof, or any instrumentality of either to secure payments pursuant to any contract or statute; (viii) Liens granted in connection with any Qualified Securitization Transaction; (ix) Liens existing on the Issue Date
securing   Indebtedness  existing  on  the  Issue  Date;  (x)  Liens  to  secure
Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(ix) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary incurred in connection with such renewal, refinancing or refunding; and (xi) Liens in favor of the Trustee as provided for in Section 7.07.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.              Restriction on Mergers, Consolidations
                           and Certain Sales of Assets.

                  Neither the Company nor any Subsidiary will consolidate or merge with or into any Person, and the Company will not, and will not permit any of its Subsidiaries to, sell, assign, lease, convey or otherwise dispose of all or substantially all of the Company's consolidated assets (as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) to, any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company or such Subsidiary, as the case may be, on the Securities or such Subsidiary's Guarantee, as the case may be, and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity (in the case of any transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity (in the case of any transaction involving the Company), as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04; (v) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiary, as the case may be, at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and (vi) if, as a result of any such transaction, property or assets of the Company or a Subsidiary would become subject to a Lien not excepted from the provisions of Section 4.18, the Company, any such Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by said Section 4.18. The provisions of this
Section 5.01 shall not apply to any merger of a Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company (other than a Securitization Subsidiary) or any transaction pursuant to which a Guarantor's Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05.

SECTION 5.02.              Successor Corporation Substituted.

                  Upon any consolidation of the Company or any Subsidiary of the Company with, or merger of the Company or any such Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company's consolidated assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with
Section 5.01, upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (as evidenced by the Trustee's execution thereof), the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Subsidiary, as the case may be, under this Indenture and the Securities or the Guarantees, as the case may be, with the same effect as if such Surviving Person had been named as the Company or such Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantees, as the case may be.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.              Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Company fails to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

                  (2) the Company fails to pay the principal of any Securities when the same becomes due and payable at maturity, upon redemption, upon repurchase pursuant to an Offer to Purchase or otherwise, whether or not such payment is prohibited by Article Eight hereof;

                  (3) the Company fails to perform or comply with any of the provisions of Section 5.01;

                  (4) the Company fails to observe or perform any other covenant, warranty or agreement contained in the Securities or this Indenture, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

                  (5) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Subsidiary of the Company having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the Company or any of its Subsidiaries fails to pay principal when due at the stated maturity of any such Indebtedness;

                  (6) there shall have been any final judgment or judgments (not subject to appeal) against the Company or any Subsidiary of the Company in an amount of $5 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (7) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding,

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

                           (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company or any Material Subsidiary,

         and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                  (9) the Guarantee of any Guarantor which is a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor which is a Material Subsidiary denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of such Guarantee and this Indenture).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.              Acceleration.

                  If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued interest shall become immediately due and payable.

                  If an Event  of  Default  specified  in  clause  (7) or (8) of
Section  6.01 with  respect to the Company  occurs all unpaid  principal  of and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

                  After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.              Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.              Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.              Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.              Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.              Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.              Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.              Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.              Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under
         Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.              Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.              Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and
(d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.              Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section

         13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securithyholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

SECTION 7.03.              Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.              Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.              Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.              Reports by Trustee to Holders.

                  If required by TIA ss. 313(a), within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b),
(c) and (d).

                  A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.              Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

                  The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.              Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                  (3) a custodian or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.              Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.              Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.              Preferential Collection of Claims
                           Against Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES

SECTION 8.01.              Securities Subordinated to Senior Indebtedness.

                  The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Senior Indebtedness.

SECTION 8.02.              No Payment on Securities in
                           Certain Circumstances.

                  (a) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full, no direct or indirect payment shall be made by or on behalf of the Company of principal of or interest on the Securities, except from those funds held in trust for the benefit of the Holders of any Securities to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                  Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) in no event shall a Payment Blockage Notice be effective for purposes of this
Section 8.02(a) unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03.              Payment Over of Proceeds upon Dissolution, etc.

                  (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Indebtedness shall first be paid in full before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of the principal of or interest on the
Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (c) For purposes of this Section, the words "cash, property or securities" shall not be deemed to include, so long as the effect of these clauses (x) and (y) is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as the Senior Indebtedness or any class of claims on a parity with or senior to the Senior Indebtedness for any payment or distribution, (x) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding (the securities described in clauses (x) and (y) being hereinafter referred to as "Subordinated Reorganization Securities"); provided, however, that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                  The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.              Subrogation.

                  Upon the payment in full of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05.              Obligations of Company Unconditional.

                  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06.              Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.              Reliance on Judicial Order or
                           Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.              Trustee's Relation to Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)).

SECTION 8.09.              Subordination Rights Not Impaired
                           by Acts or Omissions of the Company
                           or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.              Securityholders Authorize Trustee To
                           Effectuate Subordination of Securities.

                  Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.              This Article Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

SECTION 8.12.              Trustee's Compensation Not Prejudiced.

                  Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.              No Waiver of Subordination Provisions.

                  Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the

Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14.              Subordination Provisions Not Applicable
                           to Money Held in Trust for Securityholders;
                           Payments May Be Paid Prior to Dissolution.

                  All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

                  Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and the Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15.              Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.              Termination of Company's Obligations.

                  Subject to the provisions of Article Eight, the Company may terminate its and the Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(7) or (8), any time on or prior to the 95th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 95th day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Securities (except for its obligations to pay the principal of and interest on the Securities and the Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(7) or (8), any time on or prior to the 95th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 95th day)) and provided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities and the Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

                  After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.              Application of Trust Money.

                  The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03.              Repayment to Company.

                  Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.              Reinstatement.

                  If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.             Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

                    (i)  to  cure  any  ambiguity,   defect  or   inconsistency;
         provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

                   (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                   (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                    (v) to make any change that would provide any additional benefit or rights to the Holders;

                   (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee;

                 (viii) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

                   (ix) to secure the Securities pursuant to the requirements of Section 4.18 or otherwise; or

                    (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 11.07;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.             With Consent of Holders.

                  Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the holders of the Securities;

                  (2)      reduce the principal amount of any Security;

                  (3) reduce the rate or extend the time for payment of interest on any Security;

                  (4) change the place or currency of payment of the principal of or interest on any Security;

                  (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

                  (6)  reduce  the   percentage  of  the  principal   amount  of
         outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

                  (7) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Security (except a recission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment of default that resulted from such acceleration);

                  (8) modify the ranking or priority of the Securities or the Guarantee of any Guarantor which is a Material Subsidiary, or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders;

                  (9) release any Guarantor which is a Material Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

                  (10) modify the provisions relating to any Offer to Purchase required pursuant to Section 4.05 or 4.14 in a manner materially adverse to the Holders.

                  An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03.             Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.             Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.             Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.             Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01.             Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this

Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.             Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.             Release of a Guarantor.

                  If the Securities are defeased in accordance with the terms of this Indenture, or if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition shall be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04.             Limitation of Guarantor's Liability.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05.             Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.             Execution of Guarantee.

                  To further evidence their Guarantee to the Holders, the Guarantors hereby agree to execute the Guarantee in substantially the form set forth in Exhibit A hereto to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in

Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.07.             Additional Guarantors.

                  The Company shall cause each Material Subsidiary (other than any Securitization Subsidiary), whether formed or acquired after the Issue Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Material Subsidiary to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Material Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Material Subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion); provided, however, that any Material Subsidiary acquired after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument or other agreement in existence at the time such Material Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to comply with the foregoing provisions of this Section so long as any such restriction is in existence and to the extent of any such restriction.

SECTION 11.08.             Subordination of Subrogation and Other Rights.

                  Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.             Guarantee Obligations Subordinated
                           to Guarantor Senior Debt.

                  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02.             No Payment on Guarantees in
                           Certain Circumstances.

                  (a) No  direct  or  indirect  payment  by or on  behalf of any
Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment default or event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full, no direct or indirect payment shall be made by or on behalf of such Guarantor of principal or interest on the Securities, except from those funds held in trust for the benefit of the Holders of any Securities to such Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                  Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice was given and (y) in no event shall a Guarantor Blockage Notice be effective for purposes of this
Section 12.02(a) unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Guarantor Payment Blockage Notice. Not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Payment Blockage Period may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03.             Payment Over of Proceeds upon Dissolution, etc.

                  (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Securities pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness

(pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (c) For purposes of this Section, the words "cash, property or securities" shall not be deemed to include, so long as the effect of these clauses (x) and (y) is not to cause the Guarantee of any Guarantor to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as Guarantor Senior Indebtedness of such Guarantor or any class of claims on a parity with or senior to Guarantor Senior Indebtedness of such Guarantor for any payment or distribution, (x) any payment or distribution of securities of any Guarantor or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Guarantee to the Guarantor Senior Indebtedness of such Guarantor, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (y) securities of any Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Guarantee, to the payment of all Guarantor Senior Indebtedness of such Guarantor then outstanding; provided, however, that
(i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Guarantor Senior Indebtedness of such Guarantor and (ii) the rights of the holders of the Guarantor Senior Indebtedness of such Guarantor are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.             Subrogation.

                  Upon the payment in full of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

SECTION 12.05.             Obligations of Guarantors Unconditional.

                  Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Guarantee is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06.             Notice to Trustee.

                  The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of

Guarantor  Senior  Indebtedness  to recover  payments as contemplated by Section
12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any
Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.             Reliance on Judicial Order or
                           Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08.             Trustee's Relation to Guarantor
                           Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)).

SECTION 12.09.             Subordination Rights Not Impaired by
                           Acts or Omissions of the Guarantors or
                           Holders of Guarantor Senior Indebtedness.

                  No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10.             Securityholders Authorize Trustee To
                           Effectuate Subordination of Guarantee.

                  Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.             This Article Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this

Article shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

SECTION 12.12.             Trustee's Compensation Not Prejudiced.

                  Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.             No Waiver of Guarantee
                           Subordination Provisions.

                  Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14.             Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or
(ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section
12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.             Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.             Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Company:

                           Owens & Minor, Inc.
                           4800 Cox Road
                           Glen Allen, Virginia  23060

                           Attention:  Glenn J. Dozier
                                       Senior Vice President, Finance,
                                         Chief Financial Officer

                           Facsimile:  804-273-0232
                           Telephone:  804-747-9794

                  with a copy to:

                           C. Porter Vaughan, III
                           Hunton & Williams
                           951 E. Byrd Street
                           Richmond, Virginia  23219
                  if to the Trustee:

                           Crestar Bank
                           919 E. Main Street, 10th Floor
                           Richmond, Virginia  23219

                           Attention:  Kelly A. Pickerel, Vice President

                           Facsimile:  804-782-7855
                           Telephone:  804-782-5726

                  The  Company  or  the  Trustee  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.             Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04.             Certificate and Opinion as to Conditions
                           Precedent.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1)  an   Officers'   Certificate   in  form   and   substance
         satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.             Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may

make reasonable rules for its functions.

SECTION 13.07.             Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

SECTION 13.08.             No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 13.09.             Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.             Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.             Severability.

                  In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.             No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.             Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                               OWENS & MINOR, INC.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Finance, Chief
                                      Financial Officer

                               OWENS & MINOR MEDICAL, INC.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Finance, Chief
                                      Financial Officer

                               NATIONAL MEDICAL SUPPLY
                                CORPORATION

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Chief Financial Officer

                               OWENS & MINOR WEST, INC.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Chief Financial Officer

                               KOLEY'S MEDICAL SUPPLY, INC.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Chief Financial Officer

                               LYONS PHYSICIAN SUPPLY COMPANY

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Chief Financial Officer

                               A. KUHLMAN & CO.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                               Chief Financial Officer

                               STUART MEDICAL, INC.

                               By: /s/Glenn J. Dozier
                               Name:  Glenn J. Dozier
                               Title: Senior Vice President,
                                      Finance, Chief
                                      Financial Officer

                               CRESTAR BANK, as Trustee

                               By: /s/K.A. Pickerel
                               Name: K. A. Pickerel
                               Title: Vice President

                                                                       EXHIBIT A

                               OWENS & MINOR, INC.

No.                                                                $

                    10 7/8% SENIOR SUBORDINATED NOTE DUE 2006

                     Owens & Minor, Inc. promises to pay to

or registered assigns the principal sum of

Dollars on the Maturity Date of June 1, 2006.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

                  IN WITNESS WHEREOF, OWENS & MINOR, INC. has caused this instrument to be executed in its corporate name by a facsimile signature of its _________________ and its ___________________ and has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                                     OWENS & MINOR, INC.

                                       By

                                         Title:

[SEAL]

Dated:                                 By

                                         Title:

Certificate of Authentication:

                  This is one of the 10 7/8% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

By                                                            Date:
  Authorized Signatory

                              (REVERSE OF SECURITY)

                               OWENS & MINOR, INC.

                    10 7/8% Senior Subordinated Note due 2006

                  1.       Interest.

                  Owens & Minor, Inc., a Virginia corporation (the "Company"), promises to pay interest at the rate of 10 7/8% per annum on the principal amount of this Security semiannually commencing on December 1, 1996, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 29, 1996, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2.       Method of Payment.

                  The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                  3.       Paying Agent and Registrar.

                  Initially, Crestar Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Company, designated as its 10 7/8% Senior Subordinated Notes due 2006 (the "Securities"), limited in aggregate principal amount to $150,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of May 29, 1996 (the "Indenture"), among the Company, the Guarantors (herein collectively called the "Guarantors", which term includes any successor Person or additional Guarantor under the Indenture) and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

                  The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

                  Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                  5.       Optional Redemption.

                  (a) The Securities are not redeemable prior to June 1, 2001, except as provided in clause (b) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Company, at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning June 1 of the year indicated below, in each case together with interest accrued to the date fixed for redemption:

         Year                                                       Percentage
         2001..................................................      105.4375%
         2002..................................................      103.6250
         2003..................................................      101.8125
         2004 and thereafter...................................      100.0000

                  (b) At any time prior to June 1, 1999, the Company may redeem up to 33-1/3% of the principal amount of the Securities with the net cash proceeds received by the Company from a public offering of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 110.875% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $100 million in aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to Holders of Securities not later than 60 days following consummation of such public offering.

                  6.       Purchase upon Occurrence of a

                           Change of Control.

                  Within 30 days of the occurrence of a Change of Control, the Company will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

                  7.       Notice of Redemption.

                  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

                  8.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                  9.       Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

                  10.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

                  11.      Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                  12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

                  13.      Restrictive Covenants.

                  The Securities are general unsecured senior subordinated obligations of the Company limited to the aggregate principal amount of $150,000,000. The Indenture restricts, among other things, the ability of the Company or any of its Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

                  14.      Successor Corporation.

                  Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                  15.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  16.      Trustee Dealings with Company.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  17.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  18.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  19.      Abbreviations.

                  Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  21.      Governing Law.

                  The laws of the State of New York shall govern the Indenture, this Security and the Guarantee without regard to principles of conflicts of law.

                  The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

                  The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This   Guarantee   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                                  OWENS & MINOR MEDICAL, INC.

                                                  NATIONAL MEDICAL SUPPLY
                                                  CORPORATION

                                                  OWENS & MINOR WEST, INC.

                                                  KOLEY'S MEDICAL SUPPLY, INC.

                                                 LYONS PHYSICIAN SUPPLY COMPANY

                                                 A. KUHLMAN & CO.

                                                 STUART MEDICAL, INC.

                                                 By:
                                                     Name:
                                                     Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

         Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       ,
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                             Signed:
                                                            (Sign exactly as
                                                             name appears on the
                                                             other side of this
                                                             Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: ( )

If you want to elect to have only part of this Security purchased by the Company, state the amount: $

Dated:                                      Your signature:

                                                             (Sign exactly as
                                                             name appears on the
                                                             other side of this
                                                             Security)

Signature Guarantee: